EXHIBIT 99.1

News Release

FOR ADDITIONAL INFORMATION CONTACT:

New Century Financial Corporation 18400 Von Karman, Suite 1000 Irvine, CA 92612	Carrie Marrelli, VP, Investor Relations (949) 224-5745 Erin Freeman, VP, Corporate Communications (949) 862-7624

NEW CENTURY FINANCIAL CORPORATION CELEBRATES ITS TENTH ANNIVERSARY

Company Marks One Decade of Successive Record-Breaking Loan Production

Irvine, Calif., February 28, 2006 – New Century Financial Corporation (NYSE: NEW), a real estate investment trust (REIT) and parent company of one of the nation’s premier mortgage finance companies, announced today that it is proudly celebrating 10 years of strong performance in the mortgage banking industry. The company made its first loan to a borrower in Los Angeles, California in February 1996 and now has more than 7,100 employees and 222 sales offices nationwide.

“Brad (Morrice), Ed (Gotschall) and I founded this company with extensive experience in different sectors of the mortgage industry and we chose the name New Century because we wanted to build a forward-looking company that would last,” said Robert K. Cole, the company’s Chairman of the Board and Chief Executive Officer. “After 10 years of tremendous success and growth, New Century is a strong company that has been able to adapt to changing industry conditions in order to secure its leadership position in the marketplace. We’ve always taken pride in meeting and exceeding the expectations of our customers and business partners by providing competitive rates, a variety of loan programs and service that is prompt, courteous and responsive. This strategy has paid dividends – literally – and allowed us to consistently deliver on our value proposition to stockholders.”

The company is also proud of its contributions to the business growth and community development of Orange County and Irvine, Calif., where New Century Financial Corporation is headquartered. “Ever since New Century was founded here, we’ve operated on the premise that we should give back to the communities in which we live and work,” Mr. Cole stated. “This community has been very supportive of our growth and I am convinced we would not be where we are today without it.”

New Century Financial Corporation is expected to achieve its long-standing goal of becoming one of the top 10 U.S. mortgage companies in 2006, after a decade of record-breaking production volume growth and strategic diversification, including:

•	Growth in annual loan production from $357 million in 1996 to $56.1 billion in 2005 – a compound annual growth rate (CAGR) of 64 percent;

•	Increase in earnings-per-share (EPS) from $0.13 in 1996 to $7.17 in 2005 – a CAGR of 49 percent;

•	Total return to shareholders of more than 576 percent, including stock price appreciation and dividend delivery, since going public on June 26, 1997;

•	Acquisition in 2004 of Home123, a prominent retail brand;

•	Conversion to a REIT in October 2004 with the goal of diversifying income and stabilizing earnings irrespective of market volatility;

•	Expansion of the REIT portfolio of mortgage loans to $13.9 billion as of Dec. 31, 2005;

•	Acquisition in 2005 of RBC Mortgage Company’s origination platform to expand product lines and market share.

“Our commitment to being one of the top mortgage banking companies in the U.S. has never been stronger,” said Brad A. Morrice, Vice Chairman, President and Chief Operating Officer. “The companies that relentlessly strive to achieve best practices and ‘game-changing’ innovation will lead the industry and we intend to be one of those companies.”

“As we look to the future, we are focused on broadening the mortgage products and services available through each of our delivery channels, lowering costs and increasing productivity to enhance the company’s competitive position in the industry,” added Mr. Morrice.

New Century’s founders also attribute the company’s achievements to its culture and workforce. “New Century is filled with smart people who want to win,” said Edward F. Gotschall, Vice Chairman. “Our goal has always been to let their ideas become the driving force behind our vision because great people make great companies. That will be just as true for the next 10 years at New Century – and beyond.”

Visit www.ncen.com to read a newly added history and timeline of the company’s growth.

About New Century Financial Corporation

Founded in 1995 and headquartered in Irvine, California, New Century Financial Corporation is a real estate investment trust and one of the nation’s premier mortgage finance companies, providing mortgage products to borrowers nationwide through its operating subsidiaries, New Century Mortgage Corporation and Home123 Corporation. The company offers a broad range of mortgage products designed to meet the needs of all borrowers. New Century is committed to serving the communities in which it operates with fair and responsible lending practices.

Additional Information and Where to Find It

In connection with its 2006 Annual Meeting of Stockholders, New Century Financial Corporation will file a proxy statement with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF NEW CENTURY FINANCIAL CORPORATION ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain free copies of the proxy statement and other documents when they become available on the company’s website www.ncen.com or by contacting Georgeson Shareholder Communications, Inc., the company’s proxy solicitor. Telephone: (212) 440-9800. In addition, documents filed with the SEC by New Century Financial Corporation will be available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of New Century Financial Corporation, and their interests in the solicitation, are set forth in the proxy statement filed by New Century Financial Corporation with the SEC on April 11, 2005.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to: (i) the company’s expectation that it will achieve its long-standing goal of becoming one of the top U.S. mortgage companies in 2006; (ii) the company’s commitment to being one of the top mortgage banking companies in the U.S.; (iii) the company’s intention to relentlessly strive to achieve best practices and “game-changing” innovation; (iv) the company’s focus on broadening the mortgage products and services available through each of its delivery channels, lowering costs and increasing productivity to enhance the company’s competitive position in the industry; and (v) the company’s expectation that its employees will be the driving force behind its vision for the next ten years and beyond. The company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to: (i) the condition of the U.S. economy and financial system; (ii) the interest rate environment; (iii) the effect of increasing competition in the company’s sector; (iv) the condition of the markets for whole loans and mortgage-backed securities; (v) the stability of residential property values; (vi) the company’s ability to comply with the requirements applicable to REITs; (vii) the impact of more vigorous and aggressive enforcement actions by federal or state regulators; (viii) the company’s ability to grow its loan portfolio; (ix) the company’s ability to continue to maintain low loan acquisition costs; (x) the potential effect of new state or federal laws and regulations; (xi) the company’s ability to maintain adequate credit facilities to finance its business; (xii) the outcome of litigation or regulatory actions pending against the company; and (xiii) the assumptions underlying the company’s risk management practices. Additional information on these and other factors is contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the other periodic filings of the company with the Securities and Exchange Commission. The company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

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